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          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                       Form 8-K

                    CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF
          THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported):
                         April 23, 1999




              UNITED TENNESSEE BANKSHARES, INC.
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       (Exact name of registrant as specified in charter)



  TENNESSEE                 0-23551               62-1710108
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(State or other           (Commission         (I.R.S. Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



344 BROADWAY, NEWPORT, TENNESSEE                     37821
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(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:(423)623-6088
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ITEM 5.   OTHER EVENTS
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     On April 23, 1999, United Tennessee Bankshares, Inc. (the
"Registrant") received the approval of the Office of Thrift Supervision to repurchase up to 5.0% of its outstanding shares of common stock, approximately 69,100 shares and is commencing a new repurchase program. Pursuant to the Registrant's repurchase program, shares will generally be repurchased on the open market. Shares may also be repurchased in privately negotiated transactions or other types of repurchases. Repurchased shares may be acquired directly by the Registrant and cancelled or, in management's judgment, acquired by a trust for the Registrant, in which event such acquired shares would be held as, in effect, treasury shares for the benefit of the Registrant. The repurchase program will be dependent upon market conditions, and there is no guarantee as to the exact number of shares to be repurchased by the Registrant.
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                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    UNITED TENNESSEE BANKSHARES, INC.




                    By:  /s/ Richard G. Harwood
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                         Richard G. Harwood
                         President and Chief Executive Officer


Date: May 4, 1999